UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 26, 2018

SEMGROUP CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-34736	20-3533152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Warren Place

6120 S. Yale Avenue, Suite 1500

Tulsa, OK 74136-4231

(Address of Principal Executive Offices) (Zip Code)

(918) 524-8100

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Restated HFOTCO Credit Agreement

On August 19, 2014, HFOTCO LLC, doing business as Houston Fuel Oil Terminal Company LLC (“HFOTCO”), and Buffalo Gulf Coast Terminals LLC (“BGCT”), entered into a Credit Agreement (as amended from time to time, the “Existing HFOTCO Credit Agreement”) providing for a $550.0 million term loan facility and a $75.0 million senior secured revolving facility (the “HFOTCO Revolving Facility”). SemGroup Corporation (the “Company”) indirectly acquired all of the equity interests of HFOTCO and BGCT on July 17, 2017 and each entity became an indirect wholly owned subsidiary of the Company as of and from such date. On June 26, 2018, HFOTCO and BGCT entered into an Amendment and Restatement Agreement (the “Amendment and Restatement Agreement”), together with Toronto Dominion (Texas) LLC (“TD”), as administrative agent and Morgan Stanley Senior Funding, Inc. (“Morgan Stanley”), as existing agent. Pursuant to the Amendment and Restatement Agreement, Morgan Stanley resigned as agent under the Credit Agreement, and the Existing HFOTCO Credit Agreement was amended and restated in its entirety (as so amended and restated, the “Restated HFOTCO Credit Agreement”), and TD was appointed as agent under the Restated HFOTCO Credit Agreement.

The Restated HFOTCO Credit Agreement increases the aggregate term loans incurred thereunder to $600 million, terminates the HFOTCO Revolving Facility, and extends the maturity date of the term loans to June 26, 2025 (the “Maturity Date”). In addition, HFOTCO may incur additional term loans in an aggregate amount not to exceed the greater of $120 million and a dollar amount equivalent to 100% of trailing twelve month Ike-Adjusted EBITDA of HFOTCO at the time of determination, plus additional amounts subject to satisfaction of certain leverage-based criteria, subject to receiving commitments for such additional term loans from either new lenders or increased commitments from existing lenders.

At HFOTCO’s option, the term loans will bear interest at the Eurodollar rate or an alternate base rate (“ABR”), plus, in each case, an applicable margin of 2.75% relating to any term loans accruing interest at the Eurodollar rate and 1.75% relating to term loans accruing interest at ABR.

The Restated HFOTCO Credit Agreement includes customary representations and warranties and affirmative and negative covenants, which were made only for the purposes of the Restated HFOTCO Credit Agreement and as of the specific date (or dates) set forth therein, and may be subject to certain limitations as agreed upon by the contracting parties, and apply only to BGCT, HFOTCO and any subsidiaries of HFOTCO party to the Restated HFOTCO Credit Agreement. Such limitations include the creation of new liens, indebtedness, making of certain restricted payments and payments on indebtedness, making certain dispositions, making material changes in business activities, making fundamental changes including liquidations, mergers or consolidations, making certain investments, entering into certain transactions with affiliates, making amendments to material agreements, modifying the fiscal year, dealing with hazardous materials in certain ways, entering into certain hedging arrangements, entering into certain restrictive agreements, and funding or engaging in sanctioned activities.

The Restated HFOTCO Credit Agreement includes customary events of default, including events of default relating inaccuracy of representations and warranties in any material respect when made or when deemed made, non-payment of principal and other amounts owing under the Restated HFOTCO Credit Agreement, including, in respect of, violation of covenants, cross acceleration to any material indebtedness of BGCT, HFOTCO and its subsidiaries, bankruptcy and insolvency events, certain unsatisfied judgments, certain ERISA events, certain invalidities of loan documents and the occurrence of a change of control. A default under the Restated HFOTCO Credit Agreement would permit the participating banks to require immediate repayment of any outstanding loans with interest and any unpaid accrued fees, and subject to intercreditor arrangements with the holders of the IKE Bonds referred to below, exercise other rights and remedies.

The Restated HFOTCO Credit Agreement is guaranteed by BGCT and any future material domestic subsidiary of HFOTCO, and secured by a lien on substantially all of the property and assets of HFOTCO and the other loan parties, subject to customary exceptions and subject to intercreditor arrangements with the holders of the IKE Bonds referred to below.

The foregoing description of the Restated HFOTCO Credit Amendment does not purport to be complete and is qualified in its entirety by reference to the Restated HFOTCO Credit Amendment, a copy of which is included in the Amendment and Restatement Agreement which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

Amendments to Continuing Covenant Agreement

As previously disclosed, in 2010, 2011 and 2012, HFOTCO issued $75 million, $50 million and $100 million, respectively, of limited obligation revenue bonds due November 1, 2050 (the “IKE Bonds”). The IKE Bonds were issued by the Harris County Industrial Development Corporation, a non-profit corporation organized with the approval of Harris County, Texas, and existing pursuant to the Development Corporation Act, Chapter 501, Texas Local Government Code, under Section 704, Heartland Disaster Relief Act of 2008. In connection with such IKE Bonds, HFOTCO entered into a Continuing Covenant Agreement dated August 19, 2014. On June 26, 2018, in connection with entry into the Restated HFOTCO Credit Agreement, BGCT and HFOTCO entered into an amendment to the Continuing Covenant Agreement (the “Second CCA Amendment”), together with Bank of America, N.A., as administrative agent for the bondholders, and certain bondholders, pursuant to which the bondholders agreed to modify certain covenants under the Continuing Covenant Agreement, consistent with the Restated HFOTCO Credit Agreement.

The foregoing description of the Second CCA Amendment does not purport to be complete and is qualified in its entirety by reference to the Second CCA Amendment, a copy of which is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

On June 26, 2018, HFOTCO amended the Existing HFOTCO Credit Agreement to terminate the HFOTCO Revolving Facility. The information set forth in Item 1.01 is hereby incorporated into this Item 1.02 by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is hereby incorporated into this Item 2.03 by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description

10.1	Amendment and Restatement Agreement, dated as of June 26, 2018, among Buffalo Gulf Coast Terminals LLC, as the parent, HFOTCO LLC, as the borrower, Toronto Dominion (Texas) LLC, as administrative agent, and Morgan Stanley Senior Funding, Inc., as existing agent.

10.2	Amendment No. 2 to Continuing Covenant Agreement, dated as of June 26, 2018, between HFOTCO LLC, as obligor, Buffalo Gulf Coast Terminals LLC, as the parent, Bank of America, N.A., as administrative agent and collateral agent, and the bondholders party thereto.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEMGROUP CORPORATION
Date: July 2, 2018
	By:	/s/ William H. Gault
William H. Gault
Secretary